Exhibit 10.16

MASTER PURCHASE AGREEMENT
No. MP A-002-2006

Between

PETROBRAS AMERICA INC.

And

UNITED ENERGY CORP.

Effective Date:
February 23, 2006 to February 23, 2009

MASTER PURCHASE AGREEMENT

THIS AGREEMENT, dated as of February 23,2006 (the "Effective Date"), entered into by and between Petrobras America Inc., a Delaware corporation having its principal office at 10777 Westheimer Road, Suite 1200, in Houston, Harris County, Texas, hereinafter referred to as "PURCHASER", and United Energy Corporation, incorporated in the State of Nevada, hereinafter referred to as "SELLER".

WITNESSED:

WHEREAS, PURCHASER and SELLER desire to enter into this Master Purchase Agreement in order to agree and establish the general terms and conditions of SELLER'S potential future sales and deliveries of any or all of the SELLER'S oil and gas well production enhancement products as listed in Schedule I (hereinafter collectively referred to as "PRODUCTS"),

WHEREAS, SELLER is willing and able to sell and deliver from time to time to PURCHASER as the case may be, the PRODUCTS in accordance with the general terms and conditions set forth herein,

WHEREAS, PURCHASER desires to enter into a cooperative Master Purchase Agreement with SELLER aimed at reducing administrative costs, improving order cycle times, and simplifying the process of acquisition of PRODUCTS offered by SELLER as selected by PURCHASER.

WHEREAS, the parties wish to set forth their agreement with respect to the foregoing and related matters,

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration hereinafter set forth, PURCHASER and SELLER agree as follows:

DEFINITIONS:

AGREEMENT/CONTRACT - Shall mean this entire Master Purchase Agreement acknowledged and signed by the Parties, which shall govern all purchasing transactions initiated by the PURCHASER for the length of time established herein and covering those PRODUCTS contained in the PRODUCT LIST.

CLIENT - Hereby refers to customers of the PURCHASER who are the end users of the PRODUCTS sold by SELLER to PURCHASER. SELLER acknowledges that PURCHASER is not anticipated to be the ultimate end user of any PRODUCTS it sells and that PURCHASER will re-sell those PRODUCTS to its clients.

DAYS - Unless otherwise indicated herein "day[s]" shall mean a normal business day defined as Monday through Friday

EXHIBITS - Shall mean the documents attached hereto and incorporated herein for all purposes.

MADE-TO-ORDER PRODUCTS - PRODUCTS not maintained as part of the stock inventory and which require the SELLER to design, manufacture, produce or purchase all or part of the end product as requested by PURCHASER in order to meet the specifications or technical aspects of the PRODUCTS sought by PURCHASER.

PRODUCTS - Shall mean SELLER'S formulations of oil and gas well production enhancement products listed on Schedule I, as such exhibit may be amended from time to time during the Term hereof.

PRODUCT LIST - Shall mean SELLER'S PRODUCTS and price list as identified on Schedule I any and all documents and electronic lists demonstrating the PRODUCTS that are available for sale, including PRODUCTS in the SELLER's inventory as well as any PRODUCTS classified as MADE-TO-ORDER.

PURCHASE ORDER - Shall mean an official Purchase Order, whether generated electronically or on paper, executed by PURCHASER and/or authorizing the supply of PRODUCTS by SELLER.  .

STOCK PRODUCTS - Are those PRODUCTS generated or maintained as part of the SELLER'S inventory at the time of the placement of the Purchase Order.

ARTICLE I. GENERAL PROVISIONS

1.1 Mutual Agreement. The parties hereto agree that this Master Purchase Agreement sets forth the general terms and conditions that shall govern all sale and purchase transactions between PURCHASER and SELLER for PRODUCTS, from time to time for the Term and under the scope of this Master Purchase Agreement, pursuant to each individual Purchase Order (hereinafter defined "PO"). The terms and conditions of this Agreement are incorporated by reference in each PO.

1.2 Term. The term ("Term") of this Master Purchase Agreement shall commence on the Effective Date and subject to early termination in accordance with the terms and conditions herein, shall remain in full force and effect for an initial period of three (3) years, and thereafter shall be subject to renewal for successive three (3) year periods upon the written agreement of both parties prior to the expiration date of the then existing Term. Both parties may at any time agree in writing to early termination of the Term.

1.3  No Exclusivity. Notwithstanding anything contained herein to the contrary, the parties agree that this is not an exclusivity agreement and nothing in this Master Purchase Agreement requires PURCHASER to purchase any PRODUCTS solely from SELLER or requires SELLER to sell PRODUCTS exclusively to PURCHASER; provided, however, that during the Term of this Master Purchase Agreement, SELLER shall sell and deliver to PURCHASER, PRODUCTS, in accordance with the terms and conditions herein.

SELLER acknowledges that PURCHASER is not anticipated to be the ultimate end user of any PRODUCTS it purchases from SELLER, and that PURCHASER will re-sell those PRODUCTS to its CLIENT.

ARTICLE II. PURCHASE ORDERS

2.1 Issuance of Purchase Orders. SELLER shall sell and deliver to PURCHASER and PURCHASER shall purchase from SELLER PRODUCTS, when the same are ordered by PURCHASER, as set forth below:

2.1 (a) PURCHASER may issue to SELLER one or more POs for PRODUCTS. The PO is the exclusive instrument to be used by PURCHASER and shall be governed by the general terms and conditions set forth herein, and this Master Purchase Agreement is expressly referenced in the text of the PO, and shall be considered incorporated therein by reference.

2.1 (b) No sale or transaction of any kind related to this Agreement shall be valid without the issuance and execution of a Purchase Order.

2.I(c) PURCHASER may send POs to SELLER in an electronic form (e.g., e-mail attachments in Microsoft Word or Excel, Adobe Acrobat, XML, Browser-Web) compatible with SELLER'S systems requirements, via facsimile, or regular mail.

2.2  Acceptance of Purchase Orders. SELLER shall, within ten (10) days of the receipt of any PO from PURCHASER, issue to PURCHASER a written acceptance thereof or if rejected, a written explanation of the reasons for such rejection. Provided, however, that SELLER may reject a PO only for legitimate business reasons. If PURCHASER does not receive such written explanation of the reasons for rejection of a PO within the ten (10) days following SELLER'S receipt of such PO, then said PO shall be deemed accepted by SELLER for purposes of this Master Purchase Agreement. If unable to meet the delivery time requested in any PO, SELLER may propose a revised delivery time, then PURCHASER, at its discretion, may accept such revised delivery time or withdraw the relevant PO without any liability whatsoever, as provided in Article 2.3.

2.3.4  Prevalence. Except for the provisions applicable to the delivery time, in the event of any conflict or discrepancy that may appear between the terms and conditions of this Master Purchase Agreement and any POs, the terms and conditions of this Master Purchase Agreement and its attached exhibits shall prevail.

2.4  Assurances. SELLER agrees to give PURCHASER reasonable assurances of SELLER'S ability to perform its obligations under this Master Purchase Agreement upon PURCHASER'S request for such assurances and to provide follow-up with SELLER'S own factory, its vendors or subcontractors on each PO to ensure that the delivery date provided therein and other stipulations provided herein are met.

ARTICLE III. DELIVERY TERMS

3.1  Delivery. SELLER shall deliver the PRODUCTS to PURCHASER'S EXW ("EX Works"), SELLER'S Plant on the agreed delivery time and at the agreed delivery point in accordance with the applicable PO and the terms and conditions set forth herein. In addition, SELLER AND PURCHASER ACKNOWLEDGE AND AGREE THAT TIME IS OF THE ESSENCE WITH RESPECT TO THE DELIVERY OF PRODUCTS HEREUNDER. SELLER agrees to provide frequent follow-up to POs designated as "CRITICAL PRODUCTS" since they represent first priority requirements as set forth in Exhibit A, (Delivery Times). Notwithstanding the foregoing, the parties may agree upon other delivery terms, in which event, the parties shall also agree upon any adjustments to the general commercial terms applicable hereunder, taking into account all relevant circumstances.

3.2  Title and Risk of Loss. Risk of loss or damage of PRODUCTS sold under any PO and title to PRODCUTS shall pass to PURCHASER, as the case may be, upon SELLER's delivery of PRODUCT EXW, SELLER'S Plant, in accordance with the Incoterms 2000 published by the International Chamber of Commerce. Notwithstanding the foregoing, the parties may agree, in exceptional cases, to other delivery terms.

3.3  Containers. SELLER shall deliver the PRODUCT in 55 gallon drums, separately labeled, as per the warehouse number and final destination indicated in the applicable POs or by other means of transport in accordance with the terms of a Purchase Order.

3.4  Shipping Documents. SELLER shall submit to PURCHASER a commercial invoice as well as those documents required by the authorities of the exporting country, for each shipment of PRODUCTS pursuant to a PO, which shall meet the invoicing requirements indicated in Exhibit D, (Requirements for Payment). For clearance of the customs authorities of the country of importation, SELLER shall produce and submit the certificate of country of origin and/or any other documents needed for customs clearance. In the event that, by changes in the applicable laws and regulations, further documentation would be required for tile effective and timely exportation from the country of origin and importation into the designated country. SELLER agrees to use its best reasonable efforts to produce any required documentation. If SELLER fails to fully comply with the provisions of this Article 3.4, SELLER shall be liable for any and all charges related to insurance, transportation, storage, detention or demurrage charges, penalties and fees related thereto. In such circumstance PURCHASER shall have the right to charge SELLER for those charges and/or make deductions from any outstanding invoice at PURCHASER'S election. In addition, shipments shall not be deemed delivered when lack of required documentation persists. SELLER shall provide to PURCHASER with the information herein described accurately and in a timely manner. Furnishing this information by SELLER shall be a pre-condition for process of payment.

3.5  SELLER'S Delivery Performance. SELLER shall meet a minimum of90% On-Time Delivery of the total number of POs delivered within six (6) months period. If SELLER'S On-Time Delivery falls under 90%, subject to exceptions for Force Majeure SELLER shall have four weeks to present a detailed plan to reach the minimum performance agreed in this Master Purchase Agreement. Notwithstanding the foregoing, if SELLER fails to comply with the minimum delivery performance after the four weeks period (the "Grace Period"), Liquidated Damages for Delay will apply as per Article 3.5.1.

3.5.1 Liquidated Damage for Delay. In the event SELLER fails to make delivery within the time established following the Grace Period as provided under Article 3.5, PURCHASER may at its option terminate the PO or part thereof as to which there has been delay without incurring cancellation charges or any other costs. Should PURCHASER elect to maintain such PO active, SELLER shall be subject to Liquidated Damages of one percent (1%) of the total value of the delayed PRODUCT or PRODUCTS per week of delay regarding PRODUCTS delivered after the Grace Period. This Liquidated Damages Article shall start from the eighth (8th) day of delay and up to the day the PRODUCTS are delivered in accordance with the terms of this Agreement and meet all specific requirements contained in the PO as previously agreed to, but in any event shall not exceed ten percent (10%) of the total value of the PRODUCTS on any individual PO. PURCHASER'S failure to exercise this Liquidated Damages Article when applicable within any specific time frame or any specific occasion shall not be deemed to be a waiver of said Article at any time.

PURCHASER, at its discretion, shall be entitled to forthwith deduct the accrued applicable liquidated damages from any outstanding invoice. In the event there are no outstanding invoices, SELLER shall immediately issue a credit note for the benefit of PURCHASER, establishing the applicable delay charge. The provision in this Article 3.5.1 shall be SELLER'S sole liability and PURCHASER'S sole remedy for delay in delivery.

ARTICLE IV. INSPECTION, REJECTION

4.1  Inspection. PURCHASER, at its own expense, reserves the right to appoint a competent inspection company approved by SELLER to perform services on its behalf at SELLER'S plant, or at the plant of a third party contracted by SELLER, through a qualified service representative (hereinafter the "Inspector"). Inspector shall be responsible for performing any inspection services required by PURCHASER in accordance with an inspection protocol subject to be determined in accordance with the further mutual agreement between PURCHASER and SELLER (Inspection Services).

4.2  Rejection. Upon inspection at the final destination, PURCHASER may reject any or all PRODUCTS delivered by SELLER hereunder that are non-conforming as reasonably determined by PURCHASER as per Exhibit C, (Discrepancies).

ARTICLE V. INVOICING; PRICE AND PAYMENT; TAXES

5.1  Invoicing. SELLER shall, within three (3) business days after delivery, submit to PURCHASER sales invoices in US Dollars, together with copies of the bill of lading and/or relevant shipping documents evidencing delivery. Such sales invoices shall contain all the information requested in Exhibit D, (Requirements for Payment). No payment shall be due if such sales invoices are submitted without the proper shipping documents.

5.2  Price and Payment. Within thirty (30) days after receipt of a proper sales invoice, accompanied by the documents evidencing delivery, PURCHASER shall pay to SELLER the price for the PRODUCTS so invoiced, in accordance with the PRODUCT LIST set forth in Schedule 1. The invoices shall include the discounts as calculated in accordance with the discount program included in Exhibit E (Discount Program). PURCHASER reserves the right to request SELLER to provide additional documentation that any financing entity may request, from time to time, in order to process payment.

5.3  Taxes. Except as otherwise expressly provided herein, each party shall bear and pay each of the corresponding taxes, charges, withholdings, fees, levies, tariffs and duties of any kind or nature, now existing or which may hereafter come into effect, imposed on such party or its agents, subcontractors, officials or employees that each party has the obligation to pay during the execution and fulfillment of this Master Purchase Agreement and/or any PO according to Federal, State and Municipal laws.

Notwithstanding the foregoing, the SELLER'S sales invoice shall include, and PURCHASER shall pay any sales tax required to be paid by PURCHASER and collected by SELLER in accordance with applicable law.

ARTICLE VI. PRODUCT LIST & PRICING

6.1  Prices. The prices of PRODUCTS set forth in Schedule I shall remain fixed and effective for at least the balance of the calendar year after the Effective Date with the exception of a "pass through" increase for SELLER's increase in cost for component raw material price increases, which cost increases shall be subject to documentation upon PURCHASER's request. Subject to the foregoing, annual revisions to the PRODUCT LIST, if any, shall be per the guidelines set forth in Exhibit F. If the revised PRODUCT LIST is not provided to PURCHASER thirty (30) days before the then current PRODUCT LIST expires, the current PRODUCT LIST, including net and PRODUCT LIST shall have its validity extended until the revised PRODUCT LIST goes into effect. If the revised PRODUCT LIST complies with the requirements set forth in Exhibit F, such PRODUCT LIST will go into effect thirty (30) days after it is received by PURCHASER. During the validity of the PRODUCT LIST, if necessary, SELLER may revise, update, modify, improve or supplement each PRODUCT included in the PRODUCT LIST; if this requires an increase in a PRODUCT'S price, SELLER shall promptly request approval from PURCHASER and submit the relevant justification. PRODUCT with superseding part numbers shall maintain tile price of the superseded PRODUCT during the validity of the PRODUCT LIST.

ARTICLE VII. REPRESENTATIONS AND WARRANTIES

SELLER hereby represents and warrants to PURCHASER as follows:

7.1 Title. SELLER warrants that it has clear, good and marketable title to each PRODUCT to be sold and delivered hereunder, free and clear of any and all claims, liens, encumbrances, equities and restrictions of every kind and nature whatsoever. PURCHASER shall be entitled to use the PRODUCTS without disturbance, provided PURCHASER agrees that any alteration of the PRODUCTS by dilution, addition of additives or otherwise, will void any SELLER's warranty

7.2  Proprietary Rights. SELLER warrants having the rights to design, manufacture, and sell PRODUCTS included in tl1is Agreement. Each PRODUCT and its use does not and will not violate or infringe any patent, copyright, trade secret or other proprietary right of any other person or entity or contribute to such violation or infringement in any country. In tile event of breach of the warranty set forth in tins Section 7.2, SELLER shall, at its own cost and expense, at PURCHASER'S discretion, either (i) procure for PURCHASER the right to continue to use such PRODUCT as contemplated hereunder, or (ii) replace or modify such PRODUCT to make their use non-infringing, while being capable of performing the same function without degradation of performance, and/or (iii) indemnify, defend, and hold PURCHASER harmless from any liabilities, damages, claims, judgments, expenses and disbursements, of any kind and nature whatsoever, related in any way to a breach of the warranty set forth herein. If SELLER accomplishes none of the foregoing, PURCHASER shall have the right to terminate the corresponding PO.

7.3  Quality. PRODUCTS sold by SELLER shall conform to PRODUCT specifications provided by SELLER to PURCHASER, which specifications may be revised and updated from time to time following written notice of such change to PURCHASER. For eighteen (18) months following the transfer of title hereunder PRODUCT shall function properly under intended, ordinary and proper use. SELLER AND PURCHASER ACKNOWLEDGE AND AGREE THAT COMPLIANCE WITH THE ABOVE WARRANTIES IS OF THE ESSENCE FOR THE PERFORMANCE HEREUNDER. Any breach of any warranty set forth in this Article 7.3 shall be remedied by the replacement of the non-conforming PRODUCT at no charge to PURCHASER, in a timely and professional manner by SELLER. If SELLER is unable to make such replacements in a timely fashion, PURCHASER may terminate the corresponding Purchase Order, as per the terms and conditions herein.

PURCHASER covenants, warrants and represents to the SELLER as follows:

7.4  No Alteration. PURCHASER will not dilute or in any other manner alter the composition of the PRODUCTS and will not provide to its Clients, instructions, guidelines or warranties regarding the use or application of the PRODUCTS which are not in accord with PRODUCT use and application guidelines and instructions and PRODUCT warranties as published and provided by the SELLER to PURCHASER from time to time during the Term hereof.

ARTICLE VIII. INDEMNIFICATION

8.1  Indemnification by SELLER. SELLER warrants that the PRODUCTS shall be delivered tree of any rightful claim of any third party for infringement of any patent of the United States, or infringement of any patent of another country. SELLER shall indemnify PURCHASER and its employees; or its agents and their employees; or the CLIENT and its employees; or its agents and their employees from any and all damages, costs, expenses or liabilities incurred as a result of any such claim of infringement. Upon notice in writing of a claim and given authority, information and reasonable assistance by PURCHASER, SELLER shall defend, or may settle at its expense, any claim, suit or proceeding against PURCHASER and its employees; or its agents and their employees; or against the CLIENT and its employees; or its agents and their employees; and SELLER shall pay all judgments, damages and costs awarded therein against PURCHASER and its employees; or its agents and their employees; or against the CLIENT and its employees; or its agents and their employees. In the event any PRODUCTS is held to constitute such an infringement and the use for the purpose intended of said PRODUCTS is enjoined, SELLER shall, at its expense and option, either procure for the CLIENT the right to continue using the PRODUCTS or replace same with non-infringing PRODUCTS, or modify same so they become non-infringing, or remove the PRODUCTS and refund the purchase price.

8.2  Limitations of Liability. The remedies of PURCHASER and Indemnification obligations of SELLER set forth in this Article VIII herein are exclusive as stated, and in any event, the total liability of SELLER with respect to claims under this Master Purchase Agreement or PO shall not exceed, per occurrence, the invoice price For SELLER'S PRODUCT. No party shall be liable to any other party for any consequential, indirect or punitive damages arising out of this Master Purchase Agreement or PO, including claims based on loss of profits or revenues.

8.3  Insurance. SELLER shall, during the Term of this Master Purchase Agreement, at its sole cost and expense, obtain and maintain all insurance coverage required by law and such insurance as is necessary to protect SELLER and PURCHASER against liability from Claims arising in connection with or relating to the use of SELLER'S PRODUCT pursuant to this Master Purchase Agreement. SELLER shall furnish PURCHASER with a certification of insurance coverage upon PURCHASER'S written request.

8.4  SELLER'S Warranty. SELLER, for a period of one year from date of sale of PRODUCT, warrants its PRODUCT to be free from defects in composition. SELLER'S obligation under this warranty, is limited to replacement of PRODUCT; this warranty being expressly IN LIEU OF ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE, and of all other obligations and liabilities on SELLER’S part, SELLER neither assumes nor authorizes any person to assume for it, any other liability in connection with the sale of PRODUCTS. This Warranty shall not apply to any PRODUCT that shall have been altered in any way, nor to any PRODUCT that shall have been used or applied contrary to SELLER'S printed instructions. NO OTHER WARRANTY EXPRESSED OR IMPLIED, WHETHER OF FITNESS FOR A PARTICULAR PURPOSE OR OF MERCHANTABILITY OR OF ANY OTHER KIND, SHALL EXIST IN RESPECT TO SUCH PRODUCT.

ARTICLE IX. TERMINATION

9.1  Termination for Cause of this Master Purchase Agreement. In the event that PURCHASER, or SELLER hereto defaults in the performance of any of its duties or obligations hereunder, which default is not cured within t11irty (30) days after written notice is given by the non-defaulting party to the defaulting party specifying tile default, then the party not in default may, by giving t11irty (30) days prior written notice thereof to the defaulting party, terminate this Master Purchase Agreement without any liability whatsoever, provided that the defaulting party shall be liable as per Article 9 herein. The termination of this Agreement based on this Article shall not affect any PO which has been previously accepted by SELLER prior to the effective date of termination of this Master Purchase Agreement.

The insolvency or voluntary or involuntary liquidation of any party hereto, or any party becoming the subject of judicial reorganization or bankruptcy proceedings, or instituting any legal proceeding under any law under which it seeks to obtain protection from its creditors that affect the ordinary course of its operations shall be a cause for termination under this Article 9.1.

9.2  Termination for Cause of Purchase Order. PURCHASER may terminate the relevant Purchase Order accepted by SELLER, or portion thereof, by giving written notice to SELLER specifying such termination: (i) if any PRODUCT specified in that Purchase Order is non-conforming, and upon failure of SELLER to comply with the provisions of Article 4.2; and (ii) if the Purchase Order total or partial delivery is delayed after the period in which PURCHASER is entitled to collect liquidated damages under Article 3.5.1 herein, in which case SELLER shall refund to PURCHASER an amount equal to the sum then already paid by PURCHASER to SELLER for that Purchase Order, or a portion thereof, if any, as well as related shipping expenses (back and forth) or a portion thereof, if any. Either PURCHASER or SELLER may terminate the relevant Purchase Order if a force majeure event occurs in accordance with Article 11.5 herein.

9.3  Termination for Convenience of Purchase Order. If PURCHASER terminates without cause a Purchase Order for Made to Order Product or a portion thereof (accepted by SELLER) and SELLER has already commenced the manufacturing of non-stock Purchase Order specifically for such Purchase Order or if PURCHASER terminates without cause a PO for PRODUCT already delivered Ex-work, then (i) SELLER in the case of MADE TO ORDER PRODUCT shall forthwith take all reasonably necessary steps, including the sale of canceled Purchase Orders for Made to Order Product to third parties, in order to minimize or mitigate any damages or losses which SELLER may incur in connection with such termination, and (ii) SELLER in the case of PRODUCT already delivered Ex-Work shall be entitled to a consideration, that in no event shall exceed the aggregate purchase price of the canceled Purchase Orders.

ARTICLE X. ARBITRATION AND GOVERNING LAW

10.1  Arbitration. Any claims, disputes and controversies arising out of or relating to this Master Purchase Agreement, which can not be adjusted by mutual agreement shall, upon written notice by one party to the other, be determined by arbitration in accordance with and subject to the Commercial Arbitration Rules of the American Arbitration Association. The place of arbitration shall be Houston, TX USA. The language of the arbitration shall be English. The party desiring arbitration shall notify the other party in writing of the matter to be arbitrated and the name of the arbitrator selected by said party. Within the following ten (10) days after receipt of such notice, the other party shall appoint an arbitrator and shall forthwith notify the first party of such appointment. After confirmation by the American Arbitration Association, the two (2) arbitrators so named shall within the following ten (10) days appoint, in writing, a third arbitrator. Should such arbitrators fail to agree upon a third arbitrator, within the following ten (10) days, he or she shall be appointed by the American Arbitration Association. Pending a decision by the arbitrators, both parties agree to take no action that may upset the status quo, or prejudice the respective positions of the parties in respect to the matter in controversy. Any awards granted by the arbitration panel shall be final and binding upon both parties and judgment upon the award may be entered in any court of competent jurisdiction.

10.2  Governing Law. The laws of the State of Texas, USA, excluding any conflict of laws rules that would require otherwise, shall apply to and govern the interpretation, performance and enforcement of this Master Purchase Agreement. The parties hereby agree that the provisions of the United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Master Purchase Agreement, nor shall it have any application to the interpretation, performance or enforcement of this Master Purchase Agreement. It is being understood that the parties hereby expressly waive compliance with such Convention.

10.3  Taxes. Unemployment Benefits. SELLER hereby accepts exclusive liability for, and agrees to indemnify PURCHASER against liability for the payment of any and all liens, contributions, payroll taxes, unemployment benefits, fees, assessments, pensions, annuities, increased wages and all other costs now or hereafter imposed directly or indirectly on acc9unt of SELLER'S work, labor, or services required under or relating to any Purchase Orders from PURCHASER in connection with this Agreement, whether imposed by the government of the United States, of any State, or by any other legal authority within the United States of America. PURCHASER reserves the right to pay any amounts in connection with the SELLER'S liabilities listed above and deduct the corresponding amounts from the payment of any outstanding invoices from SELLER.

10.4  Fair Labor Standards Act. SELLER warrants that all PRODUCTS covered by this Agreement have been produced in compliance with the requirements of the Fair Labor Standard Act of 1938, as amended, and regulations and orders pursuant thereto, issued by the United States Department of Labor.

10.5  Health. Safety. and Environment (HSE). All hazardous materials shall be properly packaged and labeled. One copy of the Material Safety Data Sheet (MSDS) and/or other applicable certificates shall be enclosed in a water-proof envelope attached to the outside of the package and conspicuously identified, and one copy sent directly to the Contract Coordinator named on the face of this Purchase Order. An emergency telephone number shall be provided on the MSDS, as required by law. SELLER shall select only carriers that meet all applicable current rules and regulations regarding the safe handling and transportation of hazardous goods in the country of origin, including but not limited to The Hazardous Materials Transportation Act (49 U.S.C. 1801 et seq.) and the regulations contained in Title 49, Code of Federal Regulations, Parts 100-178 (including exemptions and approvals issued hereunder) when goods are shipped from the U.S.A. SELLER also agrees to hold PURCHASER harmless from any claims, suits, or cause of action in connection with any hazardous or otherwise dangerous materials issue arising out of the purchase of the goods from SELLER by PURCHASER.

ARTICLE XI. MISCELLANEOUS

11.1  Confidentiality. All information proprietary in nature or otherwise confidential exchanged by the parties shall not be disclosed or made available to any third party or used in any way outside the scope of this Agreement without the previous consent in writing of the party disclosing the proprietary information. Both PURCHASER and SELLER shall take all reasonable precautions to protect such information from unauthorized or negligent disclosure, whether such information is obtained in print or electronic format, or represents knowledge acquired from access to any of the party's business office, job site, shop, or restricted areas where development work or other work of proprietary nature is being conducted. All such proprietary information obtained by PURCHASER during the Term of this agreement shall be returned to SELLER upon termination of this agreement.

11.2  Amendments or Additions. SELLER acknowledges and agrees that PURCHASER will exclusively be the only party that might negotiate with SELLER amendments or additions to this Master Purchase Agreement. Such amendments or additions shall be in writing and signed by PURCHASER and SELLER.

11.3  No Waiver. No delay or omission by either party hereto in the exercise of any right or remedy hereunder shall impair such right or remedy or be construed to be a waiver thereof. Any waiver of any such right or remedy by any party must be in writing and signed by the party's representative against which such waiver is sought, and such waiver shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant herein contained.

11.4  Assignment. This Master Purchase Agreement shall be binding on the parties hereto and their respective successors and permitted assignees, but no party may assign this Master Purchase Agreement without the prior written consent of PURCHASER and SELLER.

11.5  Force Majeure. Except as otherwise provided in this Master Purchase Agreement, neither party shall be subject to any liability hereunder for loss or damage to the extent such loss or damage is directly caused by unforeseen and unavoidable occurrences or situations beyond the reasonable control of the parties, which shall include but not be limited to: acts of God, hurricanes, riots, wars (declared or undeclared), insurrection, terrorist acts, laws, decrees, regulations, orders or other directives or actions of either general or particular application of any governmental authority or any political subdivision thereof. In the event that either party hereto is rendered unable, wholly or in part, to carry out its obligations under the Master Purchase Agreement and/or POs due to force majeure, such party shall give notice and details of the force majeure in writing to the other party as promptly as possible after its occurrence. In case of force majeure, the obligations of the parties shall be suspended during the continuance of any inability so caused. If such suspension continues for a period of one hundred twenty (120) days, either party shall have the right to terminate without prejudice the corresponding PO.

11.6 Notices. All notices hereunder shall be in writing and sent to the respective parties as indicated in Exhibit G. Any notice given in accordance with this Master Purchase Agreement shall be effective upon receipt by the addressee.

11.7  Survival. Termination of this Master Purchase Agreement for any reason shall not release any party any party from any liabilities or obligations set forth in this Master Purchase Agreement which (i) the parties have expressly agreed shall survive any such termination or expiration, or (ij) remain to be performed or by their nature would be intended to be applicable following any such termination or expiration.

11.8  Severability. If any provisions of this Master Purchase Agreement or the application thereof to any party or circumstance shall be declared unlawful, invalid or unenforceable to any extent, the remainder of this Master Purchase Agreement and the application of such provisions to other party or circumstances shall not be affected thereby, nor shall the validity and enforceability thereof be affected.

11.9  Entire Agreement. This Master Purchase Agreement, including any exhibit referred to herein, and any POs, issued pursuant thereto, constitutes the entire agreement between the parties with respect to the subject matter hereof. No provision of any commercial invoice, sales invoice or other instrument used by SELLER shall supersede the provisions of this Master Purchase Agreement, except as otherwise agreed upon in writing by PURCHASER and SELLER.

IN WITNESS WHEREOF, PURCHASER and SELLER have executed this Master Purchase Agreement, as of the Effective Date.

PETROBAS AMERICA INC.		SELLER ( )

By:	Renato Tadeu Bertani	By:	Brian King
Name:	Renato Tadeu Bertani	Name:	Brian King
Title:	President	Title:	CEO